UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 31, 2017 (May 25, 2017)

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Teladoc, Inc. (the “Company”) previously approved, and at the Annual Meeting the stockholders of the Company approved, an amendment and restatement of the Company’s 2015 Incentive Award Plan (the “Incentive Award Plan” and, as amended and restated, the “Restated Plan”) to, among other things, increase the number of shares the Company is authorized to issue under the Incentive Award Plan by 800,000. The Restated Plan also amends the automatic refresh provision of the Incentive Award Plan such that, commencing on January 1, 2018, and on each January 1 thereafter ending on and including January 1, 2021, the aggregate number of shares available for issuance under the Restated Plan will be increased by a number of shares equal to the lesser of: (a) 5% of the Company’s shares of common stock outstanding on the final day of the immediately preceding calendar year; and (b) such smaller number of shares of common stock as is determined by the Board. The foregoing description of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company (the “Annual Meeting”) was held on May 25, 2017. The Company previously filed with the Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the Annual Meeting, which describe in detail each of the four proposals submitted to stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1 — Approval of Amendments to the Certificate Of Incorporation

At the Annual Meeting, stockholders of the Company approved amendments to the Company’s certificate of incorporation (the “Certificate”) to (a) increase the total authorized shares of common stock from 75,000,000 shares to 100,000,000 shares; (b) eliminate the classified structure of the Board; (c) eliminate the supermajority voting requirement for stockholders to remove a director from office and replace it with a majority vote requirement; (d) eliminate the supermajority voting requirement for amendments to certain provisions of the Certificate and replace it with a majority vote requirement; and (e) eliminate the supermajority voting requirement for the amendment of the Company’s bylaws and replace it with a majority vote requirement. The Sixth Amended and Restated Certificate of Incorporation of the Company and Second Amended and Restated Bylaws of the Company (reflecting corresponding changes to the Certificate) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference. The voting results for each subproposal are set forth below.

Subproposal 1(a) — Increase Number of Shares of Authorized Common Stock

For	Against	Abstentions	Broker Non-Votes
50,884,477	194,609	56,062	(0)

Subproposal 1(b) — Declassify the Board of Directors

For	Against	Abstentions	Broker Non-Votes
47,028,452	152,370	4,567	3,949,759

Subproposal 1(c) — Eliminate Supermajority Voting Requirement for Removal of Directors

For	Against	Abstentions	Broker Non-Votes
47,170,121	12,095	3,173	3,949,759

Subproposal 1(d) — Eliminate Supermajority Voting Requirement for Amendment of Certain Provisions of Our Certificate

For	Against	Abstentions	Broker Non-Votes
47,166,547	14,669	4,173	3,949,759

Subproposal 1(e) — Eliminate Supermajority Voting Requirement for Amendment of Our Bylaws

For	Against	Abstentions	Broker Non-Votes
47,166,428	16,136	2,825	3,949,759

Proposal 2 — Election of Directors

The stockholders of the Company elected each of the following director nominees proposed by the Company’s Board to serve until the 2018 annual meeting of stockholders of the Company. The voting results for each director nominee are set forth below.

Name	For	Withheld	Broker Non-Votes
Helen Darling	47,126,612	58,777	3,949,759
William H. Frist, M.D.	47,004,185	181,204	3,949,759
Michael Goldstein	46,963,807	221,582	3,949,759
Jason Gorevic	47,034,008	151,381	3,949,759
Thomas Mawhinney	47,002,737	182,652	3,949,759
Thomas G. McKinley	42,849,701	4,335,688	3,949,759
Arneek Multani	43,384,706	3,800,683	3,949,759
Kenneth H. Paulus	46,997,352	188,037	3,949,759
David Shedlarz	43,267,876	3,917,513	3,949,759
David B. Snow, Jr.	43,145,838	4,039,551	3,949,759

Proposal 3 — Approval of the Amendment and Restatement of the 2015 Incentive Award Plan

The stockholders of the Company approved the Restated Plan. The voting results for the approval of the Restated Plan are set forth below.

For	Against	Abstentions	Broker Non-Votes
29,271,064	17,904,341	9,984	3,949,759

Proposal 4 — Ratifying the Appointment of the Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results for the appointment of Ernst & Young LLP are set forth below.

For	Against	Abstentions	Broker Non-Votes
50,896,327	237,042	1,779	(0)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Sixth Amended and Restated Certificate of Incorporation of Teladoc, Inc.
3.2	Second Amended and Restated Bylaws of Teladoc, Inc.
10.1	Teladoc, Inc. 2015 Incentive Award Plan (as amended and restated effective May 25, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date: May 31, 2017	By:	/s/ Adam C. Vandervoort
	Name:	Adam C. Vandervoort
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Sixth Amended and Restated Certificate of Incorporation of Teladoc, Inc.
3.2	Second Amended and Restated Bylaws of Teladoc, Inc.
10.1	Teladoc, Inc. 2015 Incentive Award Plan (as amended and restated effective May 25, 2017).